Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: BURGERFI INTERNATIONAL, INC., et al.,[1] Debtors.	Chapter 11 Case No. 24-12017 (CTG) (Jointly Administered) Related D.I. 1365

NOTICE OF (I) ENTRY OF CONFIRMATION ORDER; (II) OCCURRENCE OF
EFFECTIVE DATE; (III) APPLICABLE BAR DATES FOR FILING

CERTAIN CLAIMS; AND (IV) RELATED INFORMATION

PLEASE TAKE NOTICE OF THE FOLLOWING:

1.            Entry of Confirmation Order. On March 12, 2025, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an order [D.I. 1365] (the “Confirmation Order”) confirming the Second Amended Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation [D.I. 1365-1] (the “Plan”).2

2.            Effective Date. Each of the conditions precedent to the effectiveness of the Plan have occurred or have been waived in accordance with sections 14.2 and 14.5 of the Plan as of the date hereof. The Effective Date is March 17, 2025.

3.            Binding Effect. The Plan and its provisions are binding on the Debtors, the Estates, the Liquidating Trust, and all Creditors, as well as the respective heirs, executors, administrators, successors, or assigns, if any, of each of the foregoing. Without limiting the foregoing, the injunction, exculpation, and release provisions of the Plan are now in full force and effect.

4.            Bar Date for Administrative Claims. In accordance with section 5.1 of the Plan and paragraph 17 of the Confirmation Order, all requests for payment by the Debtors or their Estates of Administrative Claims must be Filed no later than April 16, 2025.3 Any such request must be in writing and must set forth the amount of, and basis for, such Administrative Claim together with supporting documentation.

[1]	The last four digits of the tax identification number of BurgerFi International, Inc. and of Anthony’s Pizza Holding Company, LLC are 8815 and 4718, respectively. A list of all Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, is available at https://cases.stretto.com/BFI. The Debtors’ mailing address is 5271 California Ave., Suite 270, Irvine, CA 92617.

[2]	Capitalized terms used and not defined herein have the meanings ascribed in the Plan or the Confirmation Order, as applicable.

[3]	This requirement does not apply to Administrative Claims that are (a) Assumed Liabilities, (b) 503(b)(9) Claims, (c) Professional Claims, (d) Statutory Fees, or (e) held by Governmental Units.

5.            Bar Date for Professional Claims. In accordance with section 5.3 of the Plan and paragraph 18 of the Confirmation Order, all final requests for payment of Professional Claims pursuant to sections 327, 328, 329, 330, 331, or 503(b) of the Bankruptcy Code for services rendered prior to the Effective Date must be Filed and served no later than April 16, 2025.

6.            Bar Date for Rejection Claims. In accordance with sections 7.1 and 7.2 of the Plan, and paragraphs 14 and 16 of the Confirmation Order, all Executory Contracts and Unexpired Leases of the Debtors are rejected as of the Effective Date, except for those that have been previously rejected or previously assumed and assigned, or that are the subject of any pending Assumption Notice or Rejection Notice. If the rejection of any Executory Contract or Unexpired Lease under the Plan gives rise to a Claim, the Holder of such Claim must file a proof of Claim with the Claims Agent no later than April 16, 2025.

7.            Post-Effective Date Notice. Pursuant to section 16.5 of the Plan, to continue receiving notice of documents pursuant to Bankruptcy Rule 2002, all Entities (except those expressly excepted pursuant to the Plan) must file a renewed request for service.

8.            Copies of the Confirmation Order and the Plan. Copies of the Confirmation Order and the Plan, and all other documents filed in the above-captioned cases, are available without charge at https://cases.stretto.com/BFI.

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Dated:	March 17, 2025	RAINES FELDMAN LITTRELL LLP
Wilmington, Delaware
/s/ Thomas J. Francella, Jr.
Thomas J. Francella, Jr. (No. 3835)
Mark W. Eckard (No. 4542)
824 North Market Street, Suite 805
Wilmington, DE 19801
Telephone: (302) 772-5805
Email: tfrancella@raineslaw.com
meckard@raineslaw.com

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Hamid R. Rafatjoo (pro hac vice)
Robert S. Marticello (pro hac vice)
1900 Avenue of the Stars, 19th Floor
Los Angeles, CA 90067
Telephone: (310) 440-4100
Email: hrafatjoo@raineslaw.com
rmarticello@raineslaw.com

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David S. Forsh (pro hac vice)
1350 Avenue of the Americas, 22nd Floor
New York, NY 10019
Telephone: (917) 790-7100
Email: dforsh@raineslaw.com

Counsel to the Debtors and Debtors in Possession

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